UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 29, 2008

ISCO International, Inc.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-22302                                                                                     36-3688459
            (Commission File Number)                                                                (I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, Illinois 60007
 (Address of principal executive offices) (Zip Code)

(847) 391-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On Thursday, May 29, 2008, ISCO International, Inc. (the “Company”) entered into a new financing agreement (the “2008 Loan Agreement”) with its two largest shareholders, Manchester Securities Corporation (“Manchester”) and Alexander Finance, L.P. (“Alexander” and together with Manchester, the “Lenders”).  The Company previously reported that it had reached a non-binding agreement in principle with the Lenders on the Company’s Form 8-K dated and filed on May 22, 2008 with the Securities and Exchange Commission (the “SEC”), which is hereby incorporated by reference.  Under the terms of the 2008 Loan Agreement, the Lenders are providing to the Company a credit line in the aggregate principal amount of $2.5 million.  A portion of this line was immediately drawn upon by the Company in order to repay the outstanding $500,000 short term loan between the Lenders and the Company under a receivables factoring arrangement, as well as $8,056 in accrued interest on the loan.  An additional $692,000 was drawn for working capital of the Company.

The indebtedness under the 2008 Loan Agreement is evidenced by the Company’s 9.5% Secured Grid Notes (the “Grid Notes”).  The Company issued a Grid Note to Alexander in the aggregate principal amount of $1,250,000 and a Grid Note to Manchester in the aggregate principal amount of $1,250,000.

To secure and guarantee payment of the Grid Notes, on May 29, 2008, the Company, the Lenders, and the Company’s wholly-owned subsidiary, Clarity Communication Systems, Inc. (“Clarity”) entered into a Sixth Amended and Restated Security Agreement (the “New Security Agreement”) and an Amended and Restated Guaranty of Clarity (the “New Clarity Guaranty”), in favor of the Lenders.  The New Security Agreement amends and restates the Fifth Amended and Restated Security Agreement previously reported to and filed with the SEC by the Company so as to add the 2008 Loan Agreement and the Grid Notes to the list of obligations secured by all of the Company’s assets.  The New Clarity Guaranty amends and restates the guaranty previously reported to and filed with the SEC by the Company so as to add the Grid Notes to the list of obligations for which Clarity is guaranteeing the full payment and performance by the Company to the Lenders.

As previously reported, the Company previously borrowed funds from the Lenders pursuant to notes issued under the Third Amended and Restated Loan Agreement dated November 10, 2004, as amended (the “2004 Loan Agreement”), the Securities Purchase Agreement, dated June 22, 2006 (the “2006 Purchase Agreement”), and from Alexander pursuant to a note issued by the Company as of January 3, 2008 (collectively with the notes issued under the 2004 Loan Agreement and the 2006 Purchase Agreement, the “Prior ISCO Notes”).  As previously reported, the Company and the Lenders also entered into registration rights agreements in connection with the issuance of the Prior ISCO Notes (collectively with the Prior ISCO Notes, the 2004 Loan Agreement and the 2006 Purchase Agreement, the “Prior ISCO Notes and Agreements”).   The Prior ISCO Notes and the 2004 Loan Agreement were amended on May 29, 2008 in order to permit the liens granted under the New Security Agreement and to incorporate the Grid Notes into the default provisions of the Prior ISCO Notes.

The material terms of the 2008 Loan Agreement and the Grid Notes include the following:

•
The advances made pursuant to the 2008 Loan Agreement (the “Loans”) bear interest at a rate of 9.5%.  Interest is calculated on a 360 day year simple interest basis and paid for the actual number of days elapsed.  All interest due on such Loans is payable on August 1, 2010, the maturity date of the 2008 Loan Agreement.  After the occurrence and during the continuance of an event of default, the interest rate on the Loans is increased to the lesser of 20% per annum, compounded annually, or the highest rate permitted by law and is payable on the demand of the Lenders.

•
The repayment of the principal amount of the Grid Notes, as well as the Prior ISCO Notes and all accrued and unpaid interest may be accelerated in the event of (i) a failure to pay any principal amount on the Grid Notes, (ii) a failure to pay the principal amount or accrued but unpaid interest upon any of the Prior ISCO Notes as and when such notes become due and payable; (iii) a failure by the Company for ten (10) days after notice to it, to comply with any other material provision of any of the Grid Notes, the 2008 Loan Agreement, or any of the Prior ISCO Notes and Agreements; (iv) a default under the New Security Agreement or any of the Grid Notes or Prior ISCO Notes; (v) a breach by the Company of its representations or warranties under the 2008 Loan Agreement or under the New Guaranty; (vi) defaults under any other indebtedness of the Company in excess of $500,000; (vii) a final judgment involving, in the aggregate, liability of the Company in excess of $500,000 that remains unpaid for a period of 45 days; or (viii) upon a bankruptcy event.

•
Any payments or prepayments by the Company or any guarantor permitted or required under the 2008 Loan Agreement shall be applied to each Lender, pro rata in relation to the total amount of the Company’s indebtedness to the Lenders then outstanding under the Grid Notes, in the following order: first, to the payment of any fees, costs, expenses, or charges of the Lenders with respect to the Grid Notes arising under the loan documents; second, to the payment of interest accrued on the outstanding advances represented by the Grid Notes; and  third, to the principal  balance.  Any prepayments, whether optional or mandatory, permanently reduce the Lenders’ commitments under the Grid Notes, pro rata, to the extent of such prepayments.

•
Upon 30 days prior written notice to the Lenders, the Company may prepay outstanding amounts under the Loans, provided that the minimum amount of any prepayment must generally be at least $250,000.  Upon receipt of net cash proceeds from (i) certain sales, leases, transfers or other dispositions of any assets of the Company, (ii) the incurrence or issuance of debt to third parties, (iii) the sale or issuance of capital stock, warrants, rights or options to acquire capital stock, or any other securities other than upon the exercise of outstanding options and warrants or the issuance of options pursuant to the Company’s equity incentive plan, in excess of 5% of the outstanding shares of the Company’s common stock, (iv) any judgment, award or settlement or (v) a merger or share exchange pursuant to which 50% of the Company’s voting power is transferred, the Company must prepay the lesser of the amount outstanding on the Grid Notes or the amount of such net cash proceeds.

•	The Company is required to pay all of the reasonable fees and expenses incurred by the Lenders in connection with the transaction documents.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2008 the Company entered into an offer letter with Mr. Gary Berger whereby Mr. Berger will become Chief Financial Officer and Corporate Secretary of the Company effective as of June 9, 2008.

Mr. Berger, 54, previously served as senior vice president and Chief Financial Officer at Orius Corporation from 2003 through 2006.  From 2001 through the end of 2002 he served as the Vice President of Operations Finance at Orius.  Orius Corporation is a utilities infrastructure construction company.  From 2006 through 2007, Mr. Berger was engaged as an independent consultant, and from 2007 to the present he was employed by the Hilco Organization and conducted industrial inventory appraisals.  Mr. Berger has also held leadership positions at SBC/Ameritech (now AT&T) and Esmark, Inc. and was previously employed by Deloitte & Touch.  Mr. Berger is a certified public accountant and a member of the AICPA and the Illinois CPA Society.  He has an MBA in Finance from DePaul University and a BS in Accounting from Illinois State University.

The Company issued a press release dated June 3, 2008 announcing the hiring of Mr. Berger.  A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by this reference.

Mr. Berger’s offer letter has no set term, and his employment is at will.   Mr. Berger will serve at the discretion of the Board of Directors, which elects officers annually.  Mr. Berger’s offer letter provides for an annual base salary of $160,000.  In addition, Mr. Berger is eligible to receive a performance-based bonus of $20,000 for the first fiscal quarter that the Company achieves a positive cash flow.  It has been recommended to the Board of Directors that Mr. Berger receive 250,000 restricted shares of the Company’s common stock, to fully vest in two years, with six month partial vesting increments.  After four months of employment, Mr. Berger will be entitled to three months of severance if he is terminated for any reason other than good cause, contingent upon his execution of a release and non-disparagement agreement.  Mr. Berger will be entitled to receive his base salary during such severance period, and any bonus earned as well as vested equity awards as of his termination date.

There are no arrangements or understandings between Mr. Berger and any other person pursuant to which he was selected as an officer of the Company.  No family relationships exist between Mr. Berger and any director, executive officer or nominee for director or executive officer of the Company.  He is also not a party to any transaction in which the Company is or was a participant and in which Mr. Berger has a material interest that requires disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are furnished as part of this report.

99.1	Press release issued by the Company June 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL INC

By:           /s/Gordon J. Reichard
Gordon J. Reichard
Chief Executive Officer

Dated:                      June 4, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued by the Company June 3, 2008